Exhibit 99.3
Netezza Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements
     On May 9, 2008, Netezza Corporation (“Netezza”) acquired all the outstanding capital stock of NuTech Solutions, Inc., an advanced analytics and optimization solutions company (“NuTech”), pursuant to an Agreement and Plan of Merger dated as of April 24, 2008 by and among Netezza, Netezza Holding Corp., a wholly owned subsidiary of Netezza, and NuTech, by which Netezza Holding Corp. merged with and into NuTech, with NuTech continuing as the surviving corporation and a wholly owned subsidiary of Netezza (the “Merger Agreement”), for a total purchase price of $6.5 million, including total transaction costs of approximately $0.1 million.
     The purchase price allocation is preliminary because final analyses of the transaction costs, intangible assets, and deferred revenue are not yet complete. A final determination of required purchase accounting adjustments will be made upon the receipt of information required to complete Netezza’s analyses, which is expected to occur during the three-month period ending July 31, 2008. Adjustments to the purchase price allocation are not expected to be material.
     For purposes of preparing the Pro Forma Financial Statements, the historical financial information for Netezza is based on its fiscal year ended January 31, 2008 and the interim three months ended April 30, 2008. The historical financial information for NuTech is based on its fiscal year ended December 31, 2007 and the interim three months ended March 31, 2008. The unaudited pro forma condensed consolidated balance sheet presented herein includes the balance sheet of Netezza as of April 30, 2008 and the balance sheet of NuTech as of March 31, 2008. The unaudited pro forma condensed consolidated balance sheet combines the unaudited condensed balance sheets of Netezza and NuTech and gives effect to the merger as if it had been completed as of April 30, 2008. The unaudited pro forma condensed combined statements of operations for the three months ended April 30, 2008 and the year ended January 31, 2008 combined the historical results of Netezza and NuTech and give effect to the merger as if it had occurred on February 1, 2007.
     The unaudited pro forma adjustments are based upon available information and assumptions that Netezza believes are reasonable. The unaudited pro forma condensed consolidated financial statements and related notes thereto should be read in conjunction with Netezza’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2008, filed with the Securities and Exchange Commission (“SEC”) on April 18, 2008. In addition, this unaudited condensed consolidated pro forma information should be read in conjunction with the historical consolidated financial statements of NuTech included within this Amendment No. 1 to Current Report on Form 8-K.
     These unaudited condensed consolidated pro forma financial statements are prepared for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of NuTech been consummated (i) as of February 1, 2007 for the unaudited condensed consolidated pro forma statements of operations and (ii) as of April 30, 2008 for the unaudited condensed consolidated pro forma balance sheet. The unaudited pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Netezza and NuTech.

Netezza Corporation
Unaudited Pro Forma
Condensed Consolidated Balance Sheet
As of April 30, 2008
(In thousands)

	Netezza
	April 30, 2008	NuTech	Pro Forma		Pro Forma
	As Reported	March 31, 2008	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$75,710	$685	$(6,528)	A	$69,867
Short term marketable securities	3,589	—	—		3,589
Accounts receivable	52,502	687	—		53,189
Inventory	30,013	—	—		30,013
Restricted cash	379	—	—		379
Other current assets	4,892	71	—		4,963

Total current assets	167,085	1,443	(6,528)		162,000
Property and equipment, net	6,009	78	—		6,087
Goodwill	—	—	2,833	B	2,833
Acquired intangible assets, net	—	37	3,413	C, D	3,450
Long term marketable securities	51,066	—	—		51,066
Restricted cash	639	—	—		639
Other long-term assets	481	8	—		489

Total assets	$225,280	$1,566	$(282)		$226,564

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$7,037	$170	$—		$7,207
Accrued expenses	9,326	782	(114)	I	9,994
Short term convertible note	—	465	(465)	E	—
Deferred revenue	56,113	927	(481)	H	56,559

Total current liabilities	72,476	2,344	(1,060)		73,760

Long-term deferred revenue	17,011	—	—		17,011

Total long-term liabilities	17,011	—	—		17,011
Total liabilities	89,487	2,344	(1,060)		90,771

Stockholders’ equity (deficit)
Common stock	58	60	(60)	G	58
Treasury stock, at cost	(14)	—	—		(14)
Accumulated other comprehensive loss	(5,718)	(55)	55	G	(5,718)
Additional paid-in-capital	218,475	19,431	(19,431)	G	218,475
Accumulated deficit	(77,008)	(20,214)	20,214	G	(77,008)

Total stockholders’ equity (deficit)	135,793	(778)	778		135,793

Total liabilities and stockholders’ equity (deficit)	$225,280	$1,566	$(282)		$226,564

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Netezza Corporation
Unaudited Pro Forma
Condensed Consolidated Statements of Operations
For the Three Months ended April 30, 2008
(In thousands, except per share data)

	Netezza
	Three months ended	NuTech
	April 30, 2008	Three months ended	Pro Forma		Pro Forma
	As Reported	March 31, 2008	Adjustments		Combined
Revenue
Product	$31,326	$344	$—		$31,670
Services	8,250	1,307	—		9,557

Total revenue	39,576	1,651	—		41,227

Cost of revenue
Product	12,594	—	—		12,594
Services	2,104	717	—		2,821
Amortization of purchased technology	—	1	76	C, D	77

Total cost of revenue	14,698	718	76		15,492

Gross margin	24,878	933	(76)		25,735

Operating expenses
Sales and marketing	13,330	221	—		13,551
Research and development	7,248	10	—		7,258
General and administrative	3,113	532	—		3,645
Amortization of acquired intangible assets	—	—	88	C, D	88

Total operating expenses	23,691	763	88		24,542

Operating income (loss)	1,187	170	(164)		1,193
Interest income	1,743	13	(85	) A	1,671
Interest expense	—	(34)	46	F	12
Other income (expense), net	(133)	(33)	—		(166)

Income (loss) before income taxes	2,797	116	(203)		2,710

Income tax provision	665	—	—		665

Net income (loss)	$2,132	$116	$(203)		$2,045

Net income per share attributable to common stockholders:

Net income per share
Basic	$0.04				$0.04
Diluted	$0.03				$0.03
Weighted average common shares outstanding
Basic	57,944				57,944
Diluted	64,079				64,079
See accompanying notes to unaudited pro forma condensed consolidated financial statements

Unaudited Pro Forma
Condensed Consolidated Statements of Operations
For the Year ended January 31, 2008
(In thousands, except per share data)

	Netezza
	Fiscal year ended	NuTech
	January 31, 2008	Fiscal year ended	Pro Forma		Pro Forma
	As Reported	December 31, 2007	Adjustments		Combined
Revenue
Product	$102,994	$1,050	$—		$104,044
Services	23,692	2,961	—		26,653

Total revenue	126,686	4,011	—		130,697

Cost of revenue
Product	42,527	—	—		42,527
Services	7,716	2,103	—		9,819
Amortization of purchased technology	—	4	303	C, D	307

Total cost of revenue	50,243	2,107	303		52,653

Gross margin	76,443	1,904	(303)		78,044

Operating expenses
Sales and marketing	43,210	650	—		43,860
Research and development	23,880	75	—		23,955
General and administrative	8,950	2,273	—		11,223
Amortization of acquired intangible assets	—	3	347	C, D	350

Total operating expenses	76,040	3,002	347		79,389

Operating income (loss)	403	(1,098)	(650)		(1,345)
Interest income	2,971	18	(273	) A	2,716
Interest expense	(717)	(127)	118	F	(726)
Other income (expense), net	298	(12)	—		286

Income (loss) before income taxes and accretion to preferred stock	2,955	(1,219)	(805)		931

Income tax provision	961	—	—		961

Net income (loss)	1,994	(1,219)	(805)		(30)

Accretion to preferred stock	(2,853)	—	—		(2,853)

Net loss attributable to common stockholders	$(859)	$(1,219)	$(805)		$(2,883)

Net income (loss) per share attributable to common stockholders:
Basic and diluted:
Net income (loss) per share before accretion to preferred stock	$0.06				$0.00
Accretion to preferred stock	(0.09)				$(0.09)

Net loss per share attributable to common stockholders	$(0.03)				$(0.09)

Weighted average common shares outstanding — basic and diluted	33,989				33,989
See accompanying notes to unaudited pro forma condensed consolidated financial statements

NETEZZA CORPORATION
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1 — Basis of Pro Forma Presentation
     For purposes of preparing the Pro Forma Financial Statements, the historical financial information for Netezza is based on its fiscal year ended January 31, 2008 and the interim three months ended April 30, 2008. The historical financial information for NuTech is based on its fiscal year ended December 31, 2007 and the interim three months ended March 31, 2008. The unaudited pro forma condensed consolidated balance sheet presented herein includes the balance sheet of Netezza as of April 30, 2008 and the balance sheet of NuTech as of March 31, 2008. The unaudited pro forma condensed consolidated balance sheet combines the unaudited condensed balance sheets of Netezza and NuTech and gives effect to the merger as if it had been completed as of April 30, 2008. The unaudited pro forma condensed combined statements of operations for the three months ended April 30, 2008 and the year ended January 31, 2008 combined the historical results of Netezza and NuTech and give effect to the merger as if it had occurred on February 1, 2007.
     The preliminary allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based upon a preliminary valuation of certain assets and liabilities acquired. Netezza’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation that are not yet finalized relate to determining the fair values of identifiable intangible assets, deferred revenues, as well as the amount of resulting goodwill. A final determination of required purchase accounting adjustments will be made upon the receipt of information required to complete Netezza’s analyses, which is expected to occur during the three-month period ending July 31, 2008. Adjustments to the purchase price allocations are not expected to be material.
     The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Netezza that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Netezza. The unaudited pro forma financial statements do not reflect any cost savings or incremental costs that may result from the integration of Netezza and NuTech. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Netezza included in its Annual Report on Form 10-K filed with the SEC on April 18, 2008.

2 — NuTech Acquisition
     On May 9, 2008, Netezza Corporation acquired all the outstanding capital stock of NuTech Solutions, Inc. for a total purchase price of $6.5 million, including total transaction costs of approximately $0.1 million.
     The acquisition was accounted for as a purchase business combination. Netezza has preliminarily allocated the purchase price based upon the fair values of the assets acquired and liabilities assumed on May 9, 2008. The allocation of the purchase price is preliminary because final analyses of the transaction costs, intangible assets, and deferred revenue are not yet complete. A final determination of required purchase accounting adjustments will be made upon the receipt of information required to complete Netezza’s analyses, which is expected to occur during the three-month period ending July 31, 2008. Adjustments to the purchase price allocations are not expected to be material.
     A summary of the preliminary purchase price is as follows:

Amount
(In thousands)
Cash paid	$6,392
Transaction costs	136

Total purchase price	$6,528

     The following table presents the allocation of the purchase price. The acquired intangible assets are expected to be amortized over their estimated useful lives using the straight-line method. The allocation included in this pro forma financial information was based on the balance sheet of NuTech as of March 31, 2008. The actual purchase accounting allocation will be revised to reflect the net tangible assets of the acquired entity that exist as of the date of the acquisition.

Amount
(In thousands)
Cash and cash equivalents	685
Accounts receivable	687
Prepaid expenses and other assets	79
Property and equipment, net	78
Identifiable intangible assets	3,450
Goodwill	2,833

Total assets acquired	$7,812
Total liabilities assumed	1,284

Total net assets acquired	$6,528

3 — Pro Forma Adjustments
     The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and statement of operations:

(A)	To reflect cash paid in connection with the acquisition of NuTech and to reflect the related estimated decrease in interest income earned on the reduced cash :

(In thousands)
Cash paid	$6,392
Transaction costs	136

Total preliminary purchase price	$6,528

	Three Months	Year
(In thousands)	Ended	Ended
Decrease in interest income earned on the reduced cash paid in connection with the acquisition, utilizing an average annual interest rate of 4.2%	$(85)	$(273)

(B)	To record the preliminary fair value of goodwill.

(C)	To record the preliminary fair value of intangible assets acquired. Netezza expects to amortize the acquired identifiable intangible assets using the straight-line method over the estimated useful lives indicated below:

				Estimated
	Preliminary	Annual	Quarterly	Useful
(In thousands)	Fair Value	Amortization	Amortization	Life
				(In years)
Developed technology	$1,100	$157	$39	7
Order backlog	300	150	38	2
Customer relationships	1,300	217	54	6
Trademark and tradename	500	83	21	6
Net beneficial leases	250	50	13	5

Total identifiable intangible assets	$3,450

Post-acquisition amortization		$657	$165

Amortization adjustment recorded to cost of revenue		$307	$77
Amortization adjustment recorded to operating expenses		$350	$88

(D)	To eliminate NuTech’s pre-merger intangible assets, net of $37 and amortization of intangible assets of $1 and $7, respectively.

(E)	To record the elimination of the note payable not assumed by Netezza at acquisition and eliminate discount associated with beneficial conversion feature.

		Discount	Amortized
(In thousands)	Face Value	Amortization	Value
Short term convertible note payable	$465	$—	$465
Beneficial conversion feature discount	(116)	116	—

Total	$349	$116	$465

(F)	To record the elimination of NuTech’s historical interest expense associated with the note payable and the amortization of the beneficial conversion feature discount (see Note E):

	Three Months	Year
(In thousands)	Ended	Ended
Interest expense associated with note payable	$12	$35
Beneficial conversion feature discount amortization	34	83

Total	$46	$118

(G)	To record the elimination of NuTech’s historical stockholders’ deficit.

(H)	To record the fair value adjustment of deferred revenue acquired to an amount equivalent to the estimated cost to complete plus an appropriate profit margin to perform the services related to NuTech’s service contracts.

	Historical	Fair Value	Proforma
(In thousands)	value	Adjustment	Fair Value
Deferred revenue	$927	$(481)	$446

(I)	To record the fair value adjustment of deferred rent acquired related to straight-line rent accruals for which NuTech has no obligations to refund these amounts back to the landlords.

	Historical	Fair Value	Proforma
(In thousands)	value	Adjustment	Fair Value
Deferred rent	$114	$(114)	$—
4 — Earnings per share
     Pro forma basic earnings per share is computed using the weighted average number of common shares outstanding during the applicable period. Pro forma diluted earnings per share is computed using the weighted-average number of common shares outstanding during the applicable period, plus the dilutive effect of stock-based equity awards. As Netezza paid cash for the NuTech outstanding stock and no Netezza stock or stock-based awards were issued at the time of the acquisition, the pro forma weighted-average number of common shares and the diluted weighted-average shares outstanding are the same as Netezza’s historical amounts.